Exhibit 10.4

Network Cargo Transport Service Agreement

Shipper: Ningbo Haoxin International Logistics Co., Ltd.

Legal representative:

Contact:

Address: 5198, 2nd Floor, Xingnong Building, Beilun Free Trade Zone, Ningbo

Tel: 18968285995

Mail:

Network freighter:

Legal representative:

Contact:

Address:

Tel:

Email:

Contract No.: HNJQ-JS-HZ-WC2021050002

Given:

(1) The shipper and its affiliates (see appendix 1 for affiliated companies) have a large demand for road cargo transportation due to business development, and plan to entrust an network freight forwarder as a carrier to provide long-term, stable and efficient cargo transportation for the shipper Serve;

(2) Network freight forwarders and their affiliated companies (see Annex II for affiliated companies) are leading network freight forwarding operators in China. They can intensively integrate logistics resources through advanced information management platforms, efficiently utilize social freight vehicles, and organize transportation capacity for customers. , deploy vehicles, and provide network cargo transportation services.

(3) After friendly negotiation, the two parties have reached an agreement on the provision of network cargo transportation services by network freight forwarders to shippers on the basis of voluntary equality, fairness and integrity, and in accordance with relevant laws and regulations, and both parties shall abide by them.

Article 1 General

1.1 Both parties to this contract are legally established and continuously valid legal entities, and both parties have the ability to sign and execute this contract.

1.2 Under the framework of this contract, the network freighter provides the shipper with the network cargo transportation services stipulated in this contract within the scope of this contract. All rights and obligations in this contract apply to the shipper and the affiliated companies of the network freighter listed in the appendix ; The owner and bearer of the rights and obligations of each network freight business are subject to the legal subject displayed on the G7 platform waybill, and both parties understand and agree that the liability and consequences arising from the breach of this contract by their affiliates shall be borne by the signatory of this contract.

1.3 The list of affiliated companies listed in the appendix of this contract will be increased or decreased from time to time on the basis of the appendix list according to their respective business development. When one party sends a notice of the affiliated company to the other party, it will be regarded as the rights and obligations under this contract. Applies to notices to the Affiliate, subject to the subject stated in the Affiliate Notice issued by one party to the other.

Article 2 G7 Platform Registration

2.1 G7 network freight platform (hereinafter referred to as: G7 platform) is a network cargo transportation service platform operated by network freighter and its related parties. After the shipper and the network freighter sign this contract, the network freighter will open the service for the shipper on the G7 platform. The management account is exclusive to the shipper. Each management account corresponds to a unique user name. The shipper can only perform various operations on the G7 platform by logging in to the G7 platform with this management account. The shipper should keep the management account and password properly. If the account name and/or password of the shipper is lost or leaked, the network freighter may reset the account or retrieve the password for the shipper free of charge in a timely manner according to the shipper’s written request. The management account information of the shipper’s G7 platform is as follows:

Customer Name: Ningbo Haoxin International Logistics Co., Ltd.

Taxpayer identification number:

Address and Telephone: Room 218, No. 1, Building 9, No. 3, Wanquanhe Road, Xiapu, Beilun District, Ningbo City, Zhejiang Province

18867630988

2.2 After opening a management account, the shipper can use the management account to perform operations such as issuing orders, waybill management, payment management, invoicing application, and bank account management on the G7 platform.

2.3 All operations performed by the shipper’s managed account on the G7 platform are deemed to be the operations of the shipper, and the shipper shall bear all responsibilities and legal consequences for this.

Article 3 Cooperation Mode

3.1 The shipper logs in to the G7 platform through its management account on the G7 platform, issues an order on the G7 platform, entrusts the delivery of the goods, and specifies the basic elements of the delivery of the goods, including the name of the goods, the type of the goods, the weight of the goods, the quantity of the goods, and the loading and unloading of the goods. The detailed address of the location, the consignee information, the consignor information and other necessary information about the transportation of the goods.

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3.2 After the shipper publishes the cargo information, if the network freighter carries the goods, the two parties confirm and generate a specific waybill according to the procedures and rules of the G7 platform. After the waybill is confirmed, the network freighter organizes the transportation capacity network through the G7 platform, and effectively integrates the source of goods and capacity resources. The goods are entrusted to the carrier (hereinafter referred to as the “actual carrier”) who signed the “Transportation Service Agreement” with the network freighter to carry the goods through the G7 platform, and the actual carrier completes the transportation task. The carrier’s vehicle information, mobile phone number and certificate information, so that the shipper can monitor the goods in transit in a timely manner.

3.3 The network freighter shall require the actual carrier to safely deliver the goods to the place specified in the waybill within the delivery time required by the shipper, After the shipper or the consignee designated by the shipper receives the goods, it shall confirm the receipt in time through the G7 platform. If the shipper does not confirm the receipt or confirm the receipt within the specified time, the system will automatically confirm it, and it will be deemed that the shipper has confirmed. , as the basis for both parties to settle the freight transportation costs. However, if the following circumstances exist, it will not be deemed that the network freighter has not delivered in time, and the network freighter will not be responsible for the related expenses and losses arising therefrom. The specific situation is as follows:

3.3.1 The contact person and delivery address of the delivery location provided by the shipper are incorrect, so that the contact person at the delivery location cannot be contacted in time;

3.3.2 The consignee refuses to accept the goods due to reasons other than the network freight forwarder and the actual carrier;

3.3.3 After the delivery starts, the shipper requests the network carrier to change the delivery address but fails to deliver on time; ;

3.3.4 Force majeure and other reasons that are not caused by the network freighter and the actual carrier.

Article 4 Rights and obligations of the shipper

4.1 Shipper’s rights

4.1.1 The shipper has the right to require the network freighter to deliver the goods to the place designated by the shipper in accordance with the time limit and method agreed in the waybill issued by the G7 platform.

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4.1.2 The consignor has the right to change the place of receipt, time of receipt, consignee, etc. for the consigned goods, but before the goods are out of the warehouse or before the goods arrive, the change of the aforementioned waybill information needs to be done by the consignor. The person operates on the G7 platform, and the cost incurred by the shipper changing the transportation order shall be borne by the shipper.

4.1.3 The shipper has the right to be informed of the status of the shipment and to determine whether the shipment complies with the requirements of the waybill.

4.1.4 Consignment has the right to evaluate the service of the actual carrier on the G7 platform.

4.2 Obligations of the shipper

4.2.1 When handling cargo transportation, the shipper shall accurately provide the basic elements of the goods to the network freighter. The shipper shall bear the loss caused by the inaccurate information provided by the shipper or the omission of important information. The shipper shall comply with the requirements of vehicle loading when releasing freight information, and avoid overloading and exceeding the limit.If the consignment of the consignment may lead to overloading and exceeding the limit, the actual carrier has the right to refuse to load the goods, and the shipper shall not force the actual carrier to overload or exceed the limit for transportation.

4.2.2 The shipper shall not consign the inflammable, explosive, dangerous and prohibited goods that are prohibited from being transported as stipulated by laws and regulations and the policies of relevant government departments. The shipper shall cooperate with the actual carrier to check the consigned goods. If the goods are contraband or dangerous goods, the actual carrier has the right to refuse to load the goods.

4.2.3 If the transportation of goods consigned by the shipper needs to go through procedures such as approval, inspection, etc., the shipper shall submit the documents after completing the relevant procedures to the network freighter; If there is no national or industrial packaging standard, the shipper should pack the goods according to the principle of safe transportation of goods.

4.2.4 The shipper is obliged to ensure that the consignment has legal and valid ownership or right to dispose of it, and must protect the network freighter from the risk of claims or lawsuits brought by the recipient of the goods and/or third parties.

4.2.5 The shipper shall abide by the principles of honesty, legality and trustworthiness when publishing freight information on the G7 platform, and the information it publishes does not infringe the legitimate rights and interests of any third party; it guarantees that the information it publishes is true, legal, valid, complete, and does not False, omitted or misleading.

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4.2.6 The shipper is obliged to consign the goods in accordance with the provisions of each waybill, and to ensure that the consignee receives and unloads the goods in a timely manner after the goods are delivered, so as to avoid the actual carrier’s vehicle from emptying and pressing the vehicle.

4.2.7 The shipper is obliged to sign the delivery note at the time of delivery, and at the same time ensure that the consignee signs or affixes the business seal on the waybill after receiving the goods, and provides the relevant documents to the network freighter and the actual carrier If the shipper/consignee has not raised any objection to the quantity of the goods and has not confirmed it on the waybill, the network freighter shall be deemed to have delivered the goods in accordance with the records and requirements of the transport documents.

4.2.8 The shipper is obliged to pay the network freighter in a timely manner in accordance with the relevant provisions of this contract, and the shipper shall ensure that the legal subject of payment, the legal subject of cargo transportation transactions and the legal subject of receipt of invoices are consistent.

4.2.9 The shipper understands the particularity of the network freight business model. If the network freighter entrusts the actual carrier and appoints specific drivers and vehicles to the shipper through the G7 platform, the shipper must strictly require the offline on-site personnel to deliver the goods to the front line. Check the consistency of the driver and vehicle with the network information offline, and check the valid certificates such as vehicle driving license, road transportation, driver’s license, and qualification certificate, as well as the vehicle’s annual compulsory motor vehicle insurance and annual inspection signs. In case of inconsistent drivers/vehicles or lack of any valid certificates and insurance for compulsory traffic insurance and annual inspection signs, the shipper has the right to refuse to deliver the goods, and shall promptly notify the network freighter. If the above situation occurs but the shipper fails to notify the network freighter in time and the goods are delivered, the resulting loss (including but not limited to the inability to obtain insurance compensation for the damage to the goods) shall be borne by the shipper.

4.2.10 The shipper guarantees that within the validity period of this contract, it will not engage in the same or similar business as the network freighter. For the waybill issued by the shipper and confirmed by the network freighter, the shipper shall not be on other network freight platforms at the same time. Otherwise, the network freighter has the right to unilaterally terminate this contract, and all the losses incurred by the network freighter shall be borne by the shipper.

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Article 5 Rights and Obligations of Network Freighters

5.1 Rights of Internet Freighters

5.1.1 For reasons other than the network freighter, the network freighter has the right to deposit the goods that cannot be delivered after the agreed time limit on the waybill; if the shipper fails to pay the freight on time and other breaches of contract, the network freighter has the right of lien on the goods.

5.1.2 The network freighter has the right to charge the corresponding transportation fees in accordance with this contract.

5.1.3 The network freighter has the right to change, adjust or cancel the relevant services under this contract based on its own business development needs, the requirements of the competent authority or the requirements of policy changes, and the actual services provided by the network freighter shall prevail.

5.2 Obligations of Network Shippers

5.2.1 Network freight forwarders are obliged to ensure that the actual carrier uses appropriate storage methods and means of transport to deliver goods safely and legally in accordance with the requirements of relevant laws and regulations. Without the consent of the shipper, the network freighter shall not arbitrarily change the appearance of the goods delivered by the shipper and the mode of transportation that has been determined by both parties.

5.2.2 The network freighter is obliged to arrange the vehicles according to the model required by the waybill, and ensure the normal operation of the vehicles during transportation, notify the shipper of any abnormality during the transportation process at the first time, and take appropriate measures to reduce or eliminate the shipper Loss.

5.2.3 The network freighter is obliged to ensure that the actual carrier will deliver the goods to the place designated by the shipper in a safe, accurate, undamaged and timely manner, deliver it to the consignee and go through the handover procedures.

5.2.4 The network freighter is obliged to ensure that the actual carrier promptly informs the consignee of the arrival time of the goods and the method of picking up the goods, so that the consignee has a reasonable time to prepare for receiving the goods. For immediate delivery, the network freighter should immediately notify the consignment.

Article 6 Cargo Risk

6.1 Both parties unanimously confirm and agree that if the shipper purchases insurance through the G7 platform and pays the premium, if the goods are damaged or lost during transportation due to reasons attributable to the network freighter, the shipper will fully insure the value according to the actual value of the goods. If the shipper does not fully insure the value, the compensation shall be made according to (declared value/actual value of the goods) * the actual damaged value of the goods. If the shipper does not declare the value of the goods in advance and transports them through the G7 platform, the maximum compensation limit borne by the network freighter is the freight charged for the transportation due to the damage or loss of the goods that can be attributed to the network freighter.

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6.2 Damage, loss, shortage, deterioration, pollution, etc. of the goods that are not attributable to the network freighter, including but not limited to force majeure, the natural nature of the goods or reasonable loss, and the shipper, consignee and other non-network freight If it is caused by the fault of the carrier and the actual J carrier entrusted by the network freighter, the network freighter shall not bear any responsibility, and the shipper shall bear it or the shipper shall claim compensation from the faulty party. However, the network freighter can notify the shipper by mail or telephone and assist the shipper to solve the problem according to the specific situation.

Article 7 Fees and settlement

7.1 Under this contract, unless otherwise agreed by the two parties, the transportation fees that the shipper should pay to the network freighter shall be paid to the account of the network freighter or affiliated company listed in the attachment, which is consistent with the legal subject displayed on the G7 platform waybill.

7.2 Under this contract, the freight paid by the shipper to the network freighter shall be determined by both parties through the G7 platform, and the specific data displayed on the G7 platform shall prevail (including but not limited to the trip record, waybill, etc.), and the unit price of the freight includes the transportation fee , VAT special invoice taxes and fees as well as road maintenance fees, road and bridge fees, fuel fees, off-site road rectification fees, escort vehicle configuration fees and other fees (if any) that meet the national requirements.

7.3 After the network freighter delivers the goods to the unloading place as agreed, the freight that should be paid shall be paid to the network freighter in a timely manner, no later than 60 days after the goods are received.

7.4 The shipper has settled the full amount of freight and the waybill conforms to the network freighter’s waybill verification rules. If the network freighter’s waybill is verified and passed, the network freighter will issue to the shipper a value-added tax rate of 9% for the freight that has been collected. Tax special invoices (the tax rate of invoices is adjusted according to the relevant national laws and policies), and the specific invoice issuance information is subject to the information on the G7 platform. If the non-network freighter cannot issue the invoice in time due to his own reasons, the network freighter does not assume the responsibility for delaying the issuance of the invoice.

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7.5 According to tax authorities and G7 platform rules and other relevant regulations, the network freighter has the right to verify the authenticity and validity of the waybill. The person shall review the information and materials submitted by the shipper and the actual carrier, and verify and judge the authenticity and rationality of the content of the waybill in combination with the running track and other materials. The contract, and requires the shipper to pay liquidated damages to the network freighter according to the standard of 20% of the total amount of the waybill, and the shipper shall bear all the losses caused by the network freighter, and the corresponding waybill will not be invoiced. If the network freighter wrongly issues an invoice due to the aforementioned circumstances, the network freighter has the right to reverse the invoice and void the invoice, and the network freighter shall be responsible for the loss incurred by the shipper.

7.6 After the network freighter issues the invoice, it can deliver the invoice to the shipper by mail or other means. After the shipper receives the invoice, if there is any objection to the content of the invoice, it shall raise the issue within three working days after receiving the invoice, otherwise it will be regarded as no objection.

7.7 The network freighter can realize the effective integration of resources, realize the matching of vehicles and goods, and provide related information services. If the shipper has relevant service requirements, the two parties shall separately agree on the information service fee.

Article 8 Management and Maintenance of the G7 Platform

8.1 The contents confirmed by the shipper’s management account on the G7 platform by filling, checking, clicking, etc. are an important part of this contract and have the same effect as this contract.

8.2 The network freighter will continue to carry out technical maintenance and upgrade of the G7 platform to maintain the stable operation of the G7 platform;If there is an abnormality on the G7 platform, the shipper shall notify the network freighter in a timely manner, and the network freighter shall promptly deal with the abnormal problem of the shipper’s management account after receiving the notification.

Article 9 G7 Platform Trading Rules, Complaint Handling and Evaluation System

9.1 In order to improve the service quality of the G7 platform and maintain the operation order of the G7 platform, the network freighter has formulated relevant rules and systems such as the G7 platform transaction rules, dispute resolution mechanism, reporting and complaint mechanism, etc. In order to protect the legitimate rights and interests of shippers, network freighters and actual carriers.

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9.2 When placing an order through the G7 platform, the shipper needs to understand and master the relevant transaction rules and regulations of the G7 platform, and is bound by the above transaction rules and regulations. The shipper should pay attention to the adjustment of the corresponding rules and regulations. If the shipper violates this contract and the relevant rules and regulations of the G7 platform and causes losses to the network freighter, the network freighter has the right to unilaterally terminate this contract, and the shipper shall compensate the network freighter for all losses caused thereby.

Article 10 Liability Clause

10.1 If the shipper violates Article 4.2 of this contract, the responsibilities and losses arising therefrom shall be borne by the shipper. If the network freighter suffers various penalties and all losses, including but not limited to the property damage suffered by the network freighter, The shipper shall be fully liable for compensation for the expenses incurred by taking protective measures, as well as the personal and property losses caused to the third party.

10.2 If the shipper fails to pay the corresponding fees according to the time agreed in this contract, the network freighter has the right to charge the shipper liquidated damages at the rate of 0.5%/day on the basis of the unpaid fees payable by the shipper, and the shipper shall compensate. All losses caused to the network freighter. If the shipper is overdue for payment for more than 5 working days, the network freighter has the right to directly and unilaterally terminate the contract, and the network freighter has the right to require the shipper to bear all the claims, losses, liabilities, compensation, and expenses suffered by the network freighter. (including but not limited to litigation fees, preservation fees, notarization fees, attorney fees, appraisal fees, etc.); at the same time, in order to avoid further expansion of losses, the network freighter has the right to take reasonable measures to safeguard its legitimate rights and interests, and the shipper’s responsibilities arising therefrom and Losses are borne by the shipper.

10.3 If the network freighter fails to deliver the goods at the time agreed in this contract, the shipper has the right to charge the network freighter a penalty of 0.5%/day based on the amount of the corresponding cargo waybill, and the network freighter shall compensate. All losses incurred thereby to the shipper.

10.4 Unless otherwise stipulated in this contract, if any party to this contract violates the above-mentioned obligations stipulated in this contract, and the defaulting party still fails to perform the contract within 5 days after the non-compliant party requests to perform the contract, the non-compliant party has the right to unilaterally rescind the contract without liability. In this contract, if the breach of contract by the breaching party causes losses to the other party, the breaching party shall bear all the losses caused to the non-observing party.

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Article 11 Anti-commercial bribery

11.1 Both parties confirm and agree to strictly abide by the relevant laws and regulations of the People’s Republic of China on anti-commercial bribery. During the process of negotiation, negotiation, signing and performance of this contract, neither party shall provide or give the contract to the other party, the other party’s staff and their close relatives. any benefits other than those agreed upon.

11.2 If either party violates this clause, the other party has the right to terminate this contract, and all liabilities arising therefrom shall be borne by the breaching party.

Article 12 Confidentiality obligations

12.1 Either party shall take reasonable protection measures for the other party’s trade secrets and other confidential materials and information (hereinafter referred to as “confidential information”) that they know or come into contact with due to the signing or performance of this contract; without the prior consent of the other party, no unauthorized Use or copy the other party’s trademarks and logos, except for the company’s publicity reasons and the work required by this contract.

12.2 The disclosure to actual carriers, relevant regulatory authorities, service consultants, exchanges, etc. in order to complete the transportation services agreed in this contract, as well as the necessary disclosure to relevant parties in order to realize and optimize the network freight business, does not constitute a violation of this contract. confidentiality obligations.

12.3 This confidentiality clause is valid for the duration of the contract and two years after its termination. If either party violates this clause, it shall bear all the losses (including but not limited to economic losses, litigation costs, reasonable attorney fees, etc.) caused to the other party.

Article 13 Force Majeure Clause

13.1 “Force Majeure” means an event beyond the reasonable control of the parties, unforeseeable or unavoidable even if foreseen, which prevents, affects or delays the performance of all or part of the obligations of either party under the contract. Such events include but are not limited to government actions, laws and regulations, cyber attacks, cyber accidents, natural disasters, wars, major social epidemics or any other similar events.

13.2 In the event of a force majeure event, the party in which the force majeure event occurs shall promptly and fully inform the other party of the force majeure event in writing, and inform the other party of the possible impact of such force majeure event on this contract, and shall provide relevant proof within a reasonable period of time.

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13.3 If the network freighter cannot provide services in time due to force majeure, the network freighter shall notify the shipper within 15 working days after the occurrence of the force majeure and accident, and take relevant remedial measures. As a result of the above-mentioned force majeure events, some or all of the terms of this contract cannot be performed or delayed in performance, the parties shall not be liable for any breach of contract between them.

Article 14 Notification and Service

14.1 All notices related to this contract can be sent in written form or email, to send the other party notices, statements, etc. related to this contract. If the sender’s email system confirms that the sending is successful, it is deemed that the notice has been sent. Served on the other party; all notices, documents, documents (including litigation documents) issued related to this contract, etc, are deemed to have been served at 9:00 am on the third working day after posting.

14.2 When the notice reaches the other party, it will take legal effect according to the relevant stipulations of this contract.

14.3 The contact information of both parties shall be subject to the information listed on the first page of this contract, and the above contact information is also used as a valid judicial service address.

14.4 Each party shall bear the consequences arising from the loss, disclosure or permission of others to use the above contact information.

14.5 Either party shall notify the other party in writing 3 days in advance of any change in the above-mentioned contact person and contact information, otherwise it shall be deemed that the change has not been made, and any notices, statements, etc. sent by the other party to the contact person and contact information specified in this contract shall remain unchanged. deemed to be in compliance with the requirements of this contract.

Article 15 Effectiveness and termination of the contract

15.1 This contract will take effect from the date when both parties affix official seals, contract seals or legally effective electronic seals. Both parties agree that the faxed and scanned copies of this contract have the same legal effect as the original and are legally binding on both parties. This contract is valid from the effective date of this contract to December 31, 2021; if neither party raises any objection in writing within 15 days before the expiration of this contract, and the two parties continue to cooperate after the expiration of this contract, this contract will be valid It will be automatically postponed in a one-year cycle, and the number of times of postponement is unlimited. If the business under this contract has been actually performed before the signing of this contract, this contract will automatically have forward retroactive effect.

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15.2 During the cooperation period stipulated in this contract, both parties confirm and agree that if the relevant provisions of the network freight business are changed due to the update or change of laws, regulations or relevant policies, and the terms of this contract need to be adjusted or changed, the network freight forwarding If the negotiation fails, the contract will be automatically terminated from the date when the negotiation fails.

15.3 Unless otherwise agreed in this contract, both parties have the right to terminate this contract on the premise of notifying the other party 5 working days in advance, but the termination of this contract does not relieve both parties of their responsibilities for their actions prior to the termination of the contract. and obligations.

15.4 This contract supersedes any oral or written agreement, contract, condition or commitment previously reached between the shipper and the network freighter. All agreements on the network freight business are subject to this contract.

Article 16 Other Terms

16.1 Disputes arising from this contract shall be settled through friendly negotiation between the two parties. If the negotiation fails, both parties have the right to submit the dispute to the people’s court with jurisdiction in Haidian District, Beijing for settlement through litigation.

16.2 For matters not covered in this contract, a supplementary agreement shall be signed after negotiation, and the supplementary agreement shall have the same legal effect as this contract.

16.3 This contract is in two copies, one for the shipper and one for the network freighter, which have the same effect.

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Annex 1: Shipper Affiliates

Annex II: Affiliates of Network Freighters

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Description letter

To: Ningbo Haoxin International Logistics Co., Ltd.

Regarding the “Network Cargo Transportation Service Contract” (hereinafter referred to as the contract) signed by our company and your company on [*] with the contract number of [*] (hereinafter referred to as the contract), the following explanations are made about the transportation costs:

(1) The freight actually retained by our company under the contract (the actual retained freight is the freight paid by your company to our company - the freight paid by our company to the actual carrier, the same below) is 5.7% of the total freight paid by your company to our company %.

(2) On the basis of the cost standard mentioned in Article 1, if the monthly freight paid by your company to our company meets the following standards, our company will give your company a monthly discount for additional freight return. The calculation formula is as follows:

Freight X (unit: ten thousand yuan)	The percentage of returned freight charged	Actual retained shipping percentage
X<100	0.00%	5.70%
100=<X<300	0.20%	5.50%
300=<X<500	0.30%	5.40%
500=<X	0.40%	5.30%

Note: X is the total amount of freight paid by your company to our company every month - our company actually retains the freight for the month.

For the refund part of the fees mentioned in the above table, after our company receives all the freight payable by your company in the previous month, we will remit the full amount of the refund to your company’s account on the G7 network freight platform before 17:00 on the 5th of each month.

Hereby explain!

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